UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2017

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2-93277-D	87-0412648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 East Michigan Avenue, Suite 500 Kalamazoo, MI	49007
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (269) 202-5020
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On May 19, 2017, the Board of Directors of Medizone International, Inc. (“Company”) appointed Stephen F. Meyer, as a member of the Board of Directors. From December 2010 until the company’s merger with Hill-Rom, Inc. in October 2015, Mr. Meyer was an executive of Welch Allyn, Inc., a producer of diagnostic devices, software and services for healthcare professionals, headquartered in Skaneateles Falls, New York. He joined Welch Allyn in 1981 as a sales representative in Detroit, Michigan. Mr. Meyer held a series of executive and senior leadership roles in a variety of areas from international sales and marketing to product development, operations, and general management. As President and CEO, Mr. Meyer navigated Welch Allyn during a time of substantial industry change, developing and executing a new strategy, restructuring the business, engaging more deeply with customers, and becoming more acquisitive.  Mr. Meyer is an executive advisor to Beecken Petty O’Keefe & Company, a private equity management firm that focuses on the healthcare industry, is a member of the board of directors of Paragon Medical, Inc. and SRC Ventures, Inc., and is an advisor to Medical Distribution Solutions, Inc. He also is a founder and the managing director of River Marsh Capital, LLC, a firm investing primarily in healthcare developments which enhance and improve health, and providing corporate advisory services to companies, private equity, and venture firms. He is a past board member of TIDI Medical Products LLC, a past board member and chair of MedTech (Central New York’s Medical Technology Association), a past board member and president of the Health Industry Manufacturers Marketing Council, a past board member of AdvaMed and Medical Device Manufacturers Association, and past board member of AAFP’s Foundation.  Mr. Meyer received a Bachelor of Science in Biology from Alma College and earned a Master’s of Business Administration from the William E. Simon Graduate School of Business at the University of Rochester, New York. The Board of Directors of Medizone believes that Mr. Meyer’s qualifications to serve on the Board of Directors include his demonstrated leadership skills and his extensive knowledge of and experience in the healthcare industry.

Mr. Meyer will serve as a member of the audit committee and the compensation committee of the Board of Directors. Mr. Meyer was not appointed to his position pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.  The Board of Directors has determined that Mr. Meyer meets the qualifications of an audit committee member, as defined by the applicable regulations promulgated by the Securities and Exchange Commission (“Commission”) under the Securities Exchange Act of 1934, as amended and that he qualifies as “independent” as the term is used in Item 407 of Regulation S-K as promulgated by the Commission and as that term is defined under NASDAQ Rule 4200(a)(15).

The Board of Directors granted Mr. Meyer an option award under the Company’s 2016 Equity Incentive Award Plan for the purchase of 500,000 shares of common stock at $0.06 per share. The option vests one-half (250,000 shares) on the date of grant and one-half (250,000 shares) when the Board of Directors determines the successful placement of the Company’s AsepticSure® hospital disinfection system in the United States market has commenced. The option expires in May 2027.

The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 22, 2017, the Company issued a press release announcing the appointment of Mr. Meyer as a member of the Board of Directors, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release dated May 22, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIZONE INTERNATIONAL, INC.

Date: May 23, 2017	/s/ David A. Esposito
David A. Esposito
Chief Executive Officer